                                                                      EXHIBIT 12

                        TELEPHONE AND DATA SYSTEMS, INC.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                  (DOLLARS IN THOUSANDS, EXCEPT RATIO AMOUNTS)

EARNINGS:
  Income from Continuing Operations before Income Taxes..........................  $ 133,705
  Add (Deduct):
    Minority Share of Losses.....................................................    (76,380)
    Earnings on Equity Method....................................................     29,250
    Distributions from Minority Subsidiaries.....................................     28,912
    Amortization of Capitalized Interest.........................................      1,261
    Minority share of income in majority-owned subsidiaries that have fixed
      charges....................................................................     41,499
ADD FIXED CHARGES:
    Consolidated interest expense................................................    149,864
    Interest Portion (1/3) of Consolidated Rent Expense..........................     20,395
                                                                                   ---------
                                                                                   $ 328,506
FIXED CHARGES:
  Consolidated interest expense..................................................  $ 149,864
  Capitalized interest...........................................................        132
  Interest Portion (1/3) of Consolidated Rent Expense............................     20,395
                                                                                   ---------
                                                                                   $ 170,391
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES...............................................       1.93
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Redeemable Preferred Dividends....................................  $     163
  Fixed Charges..................................................................    170,391
                                                                                   ---------
    Fixed Charges and Redeemable Preferred Dividends.............................  $ 170,554
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES AND REDEEMABLE PREFERRED DIVIDENDS............       1.93
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Preferred Dividends...............................................  $   3,022
  Fixed Charges..................................................................    170,391
                                                                                   ---------
    Fixed Charges and Preferred Dividends........................................  $ 173,413
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS.......................       1.89
                                                                                   ---------
                                                                                   ---------